Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Income Fund, Inc.
811-05488

The annual meeting of shareholders was held on July 25, 2011, at the offices of Nuveen Investments; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 31, 2011.

Voting results are as follows:

<c> Common Shares
To approve the elimination of the Funds
fundamental investment policy relating to the Funds ability to make loans

   For
              3,862,304
   Against
                 212,213
   Abstain
                 120,410
   Broker Non-Votes
                 991,447
      Total
              5,186,374


To approve the new fundamental
investment policy relating to the Funds
ability to make loans

   For
              3,859,870
   Against
                 215,991
   Abstain
                 119,065
   Broker Non-Votes
                 991,448
      Total
              5,186,374

Proxy materials are herein incorporated by reference to the SEC filing on June 22, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11- 060814.